Exhibit 10.2

AMENDMENT NO. 3 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of this 20th day of April, 2015 (the “Effective Date”), by and between MOBILE MINI, INC., a Delaware corporation (the “Company”), and Mark Funk (the “Employee”).

RECITALS:

WHEREAS, the Company and Employee entered into that certain Employment Agreement, dated as of October 15, 2008 (as previously amended, the “Employment Agreement”); and

WHEREAS, the parties now wish to amend the provision in the Employment Agreement relating to the Employee’s right to severance after the occurrence of a change in control of the Company.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows, effective as of the Effective Date:

1. Section 6(c) of the Employment Agreement is amended and restated to read as follows (revisions are underlined):

“(c) Following a Change in Control. If within one year following the occurrence of a Change of Control the Employee’s employment by the Company is terminated either by the Company other than for Cause, death or Disability, or by the Employee for Good Reason, then the Employee shall be entitled to the benefits provided below (the “CiC Benefits” and together with Without Cause Benefits, the “Severance Benefits”): . . .”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

MOBILE MINI, INC.

By:	/s/ Erik Olsson
Title:	/s/ President & CEO

EMPLOYEE

/s/ Mark Funk
Mark Funk